Exhibit 10.2

EXECUTION

PROMISSORY NOTE
(GUARANTEED)
June 19, 2015

FOR VALUE RECEIVED, the undersigned, SEADRILL OPERATING LP, a Marshall Islands limited partnership (the “Issuer”), hereby promises to pay to SEADRILL LIMITED, a Bermuda company (the “Holder”), at the Payment Office (as defined below) on the Final Maturity Date (as defined below), the then outstanding Principal Amount (as defined below), in accordance with the terms and provisions hereinafter set forth.

This promissory note (“this Note”) is the Seadrill Operating Note referred to in the PSA (as defined below). The terms and provisions of this Note are as follows:

Article I
DEFINITIONS; CONSTRUCTION
Section 1.1    Definitions.
The following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
“Average Effective Differential” has the meaning provided in Section 2.4(b).
“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Capital Lease Obligations” shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Note, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capitalized Principal Amount” means, as of any date, the sum of (i) the Principal Amount deemed in effect for such date plus (ii) the aggregate amount of all additions to the Principal Amount representing accrued interest deemed made prior to such date pursuant to Section 2.6(a)(i).
“Commissions” means all payments to Grupo Simples Oil Ltda. in connection with the Existing Drilling Contract or any Replacement Drilling Contract and all similar payments to any other Person in its role as an agent or local representative in connection with the Existing Drilling Contract or any Replacement Drilling Contract.
“Daily Effective Differential” means, for each day during the Determination Period, the result (which may be a negative number) obtained by multiplying the Daily Rate Differential for such day by the Economic Utilization for such day.
“Daily Rate Differential” means, for each day during the Determination Period, the result (which may be a negative number) obtained by subtracting the contractual dayrate applicable on such date under the Replacement Drilling Contract (if any) in effect on such day (after deducting from such dayrate any applicable Commissions calculated on a per day basis) from $450,000, provided that if no Replacement Drilling Contract is in effect on such day the Daily Rate Differential for such day shall be deemed to be $450,000.
“Default” means any of the events specified in Article V, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

Exhibit 10.2

EXECUTION

“Default Margin” shall mean 2% per annum.

“Determination Period” means the three year period beginning on the earlier of (i) the day that is thirty (30) days after Existing Drilling Contract Termination Date and (ii) the first day after the Existing Drilling Contract Termination Date on which a Replacement Drilling Contract is in effect, provided that in the case of an acceleration of this Note pursuant to Section 5.1, the Determination Period shall be deemed to end on the date this Note is paid in full after the date of such acceleration.
“Dollars” and “$” shall mean the lawful currency of the United States of America.
“Economic Utilization” means, for each day during the Determination Period, the percentage (ranging from zero to 100) of the contractual dayrate applicable on such date under the Replacement Drilling Contract (if any) in effect on such day (after deducting from such dayrate any applicable Commissions calculated on a per day basis) that is actually earned and received by Seadrill Polaris, provided that (i) if no Replacement Drilling Contract is in effect on such day the Economic Utilization for such day shall be deemed to be 100% and (ii) if a partial loss of the West Polaris has occurred, for any day thereafter for which Seadrill Polaris does not receive any portion of the contractual day rate as a result of such loss (after taking into account deductions from such dayrate for applicable Commissions), the Economic Utilization for such day shall be deemed to be 100%.
“Event of Default” shall mean any of the events specified in Article V, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Taxes” shall mean, with respect to the Holder, taxes imposed on or measured by its overall net income, franchise taxes, and any branch profits or similar tax imposed on it by any jurisdiction.
“Existing Drilling Contract” means that certain contract for offshore drilling services to which the drillship West Polaris is subject, dated January 10, 2007, between Seadrill Offshore AS and Esso Exploration Inc., as amended by Amendments No. 1 through No. 12 thereto, as assigned to ExxonMobil Deepwater Rig BV, and as novated to Seadrill Polaris, as such contract may be amended, supplemented or otherwise modified from time to time after the date of this Note, provided that the Existing Drilling Contract shall be deemed to be a Replacement Drilling Contract (and to no longer be the Existing Drilling Contract) if any amendment, supplement, modification, or amendment and restatement thereof renews such contract for an additional term or extends the term of such contract beyond the Existing Drilling Contract Termination Date with such deeming to be effective as of the first day of such renewal or additional term.
“Existing Drilling Contract Termination Date” means the date on which the Existing Drilling Contract (without giving effect to any amendment, supplement, modification, or amendment and restatement thereof that renews such contract for an additional term or extends the term of such contract beyond the Existing Drilling Contract Termination Date in effect on the date of this Note) terminates or expires in accordance with its terms.
“Final Maturity Date” means the earliest of (i) the last day of the Determination Period, (ii) the date this Note is paid in full or prepaid in full and (iii) the date this Note is accelerated in accordance with Article V.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly; provided, however, that the term Guarantee Obligation shall not include

Exhibit 10.2

EXECUTION

endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.
“Guaranty” means the Guaranty, dated as of the date hereof, in the form of Exhibit A to this Note, made by the Guarantor in favor of the Holder pursuant to which the Guarantor guarantees on the terms set forth therein that percentage of the obligations of the Issuer under this Note equal to the Guarantor’s percentage ownership interest in the Issuer at the time the Guaranty is called upon.
“Guarantor” means Seadrill Partners LLC, a Marshall Islands limited liability company.
“Hedge Agreements” shall mean all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Issuer or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Holder” shall have the meaning assigned to such term in the opening paragraph of this Note.
“Holder Indemnitee” shall mean the Holder and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to the Holder.
“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or Holder under such agreement in the event of default are limited to repossession or sale of such property or assets), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) all obligations of such Person in respect of Hedge Agreements.
“Interest Rate” means 6.5% per annum.
“Issuer” shall have the meaning assigned to such term in the opening paragraph of this Note.
“Issuer Affiliate” shall mean the Issuer and each Subsidiary thereof.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

Exhibit 10.2

EXECUTION

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer to perform its obligations under this Note, or (c) the ability of the Holder to enforce this Note.

“Note” shall have the meaning assigned to such term in the second paragraph of this Note.
“Obligations” shall mean, with respect to the Issuer, the unpaid amounts in respect of this Note and all other obligations and liabilities of the Issuer to the Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Note.
“Partial Prepayment Amount” shall have the meaning assigned to such term in Section 2.3(b).
“Payment Office” shall mean the office of the Holder located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM08, Bermuda, or such other location as to which the Holder shall have given written notice to the Issuer.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Principal Amount” shall mean $50,000,000 as such amount as shall be (i) determined from time to time prior to the Final Maturity Date as a result of partial prepayments of the principal of this Note made pursuant to Section 2.3(b) and (ii) determined on the Final Maturity Date (or, if later, the date this Note is paid in full) in accordance with the calculations detailed in Section 2.4
“PSA” means the Purchase and Sale Agreement, dated as of June 16, 2015, by and among the Holder, the Issuer, and Seadrill Polaris, providing for, among other things, the purchase of the Purchased Equity by the Issuer from the Holder.
“Purchased Equity” means all of the equity interests in Seadrill Polaris.
“Purchase Price” shall have the meaning assigned to such term in the PSA.
“Quarterly Date” means the last day of each March, June, September and December occurring after the date of this Note.

“Quarterly Period” shall mean, (a) initially, the period commencing on the date of this Note and ending on the first Quarterly Date occurring thereafter; and (b) thereafter, each period commencing on the last day of the immediately preceding Quarterly Period and ending on the next succeeding Quarterly Date, or, if sooner, the Final Maturity Date.

“Replacement Drilling Contract” means each contract for offshore drilling services to which the drillship West Polaris is subject entered into after the Existing Drilling Contract Termination Date, as each such contract may be amended, supplemented or otherwise modified from time to time after the date of this Note. The Existing Drilling Contract shall be deemed to be a Replacement Drilling Contract if any amendment, supplement, modification, or amendment and restatement thereof renews such contract for an additional term or extends the term of such contract beyond the Existing Drilling Contract Termination Date in effect on the date of this Note with such deeming of the Existing Drilling Contract as a Replacement Drilling Contract to be effective as of the first day of such renewal or additional term.
“Seadrill Polaris” means Seadrill Polaris Ltd., a Bermuda exempted company.
“Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the

Exhibit 10.2

EXECUTION

board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, provided that “Taxes” shall not include Excluded Taxes.
“Total Reduction Amount” means the result obtained by multiplying the Average Effective Differential by the number of days in the Determination Period. For the avoidance of doubt, if the Average Effective Differential is less than or equal to zero then the Total Reduction Amount shall be deemed to be zero.
Section 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Note shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(b)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note, and Section, Schedule and Exhibit references are to this Note unless otherwise specified.
(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)    The term “Holder” shall include, without limitation, its successors.
Section 1.3    Accounting Terms and Principles.
Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.
ARTICLE II
FINANCIAL TERMS
Section 2.1    Issue.
This Note is issued by the Issuer on the date hereof in satisfaction of a portion of the Purchase Price payable under the PSA on the date hereof. This Note evidences the Principal Amount (as such amount shall be determined pursuant to the terms of this Note) that will be due and payable hereunder.
Section 2.2    Payment on Final Maturity Date.
On the Final Maturity Date, the Issuer shall pay the then outstanding Principal Amount together with all accrued and unpaid interest (calculated in accordance with Section 2.6 as of the Final Maturity Date or, if later, the date this Note is paid in full), and all other sums, if any, then owing or accrued under this Note.
Section 2.3    Prepayment.
(a)    Voluntary Prepayment in Full. The Issuer may, by giving not less than seven (7) Business Day’s (or such shorter time as the Holder may agree) prior written notice to the Holder specifying that this Note is to be paid in full and the date of such payment, prepay this Note in full on such specified date by paying on such date an amount equal to the unpaid Principal Amount (determined at such time by the Holder and the Issuer in accordance with the next two sentences), together with all accrued and unpaid interest (calculated in accordance with Section 2.6 as of the

Exhibit 10.2

EXECUTION

date this Note is paid in full), and other sums, if any, then owing or accrued under this Note with respect to such principal amount. During the period after the Issuer delivers such notice of prepayment to the Holder and prior to the prepayment date specified in such prepayment notice, the Issuer and the Holder shall negotiate in good faith to determine the Principal Amount for this Note. In determining such Principal Amount the Holder and the Issuer shall take into account (i) the market conditions for day rates for rigs comparable to the West Polaris at the time of such prepayment, (ii) reasonable estimates as to the market conditions for day rates for rigs comparable to the West Polaris that would reasonably be expected to prevail over the unused portion of the three year Determination Period, (iii) the amount of previous prepayments of this Note, and (iv) the methodology otherwise employed in Section 2.4 of this Note for adjusting the Principal Amount to reflect variations in contractual day rates. Once the Principal Amount is determined as set forth above, the Issuer shall prepay this Note in full together with such other amounts as provided in the first sentence of this Section 2.3(a).
(b)     Voluntary Prepayment in Part. The Issuer may, by giving not less than seven (7) Business Day’s (or such shorter time as the Holder may agree) prior written notice to the Holder specifying the principal amount of this Note to be prepaid (the “Partial Prepayment Amount”) and the date of such prepayment, prepay this Note on such specified date by paying on such date the Partial Prepayment Amount. During the period after the Issuer delivers such notice of prepayment to the Holder and prior to the prepayment date specified in such prepayment notice, the Issuer and the Holder shall negotiate in good faith to determine the Principal Amount for this Note (as if the full amount of this Note was to be prepaid at such time). In determining such Principal Amount the Holder and the Issuer shall take into account (i) the market conditions for day rates for rigs comparable to the West Polaris at the time of such prepayment, (ii) reasonable estimates as to the market conditions for day rates for rigs comparable to the West Polaris that would reasonably be expected to prevail over the unused portion of the three year Determination Period, (iii) the amount of previous prepayments of this Note, and (iv) the methodology otherwise employed in Section 2.4 of this Note for adjusting the Principal Amount to reflect variations in contractual day rates. Once the Principal Amount is determined as set forth above, the Issuer shall pay the Partial Prepayment Amount, and the Principal Amount for all purposes thereafter shall be deemed to be the Principal Amount as so determined less the Partial Prepayment Amount (subject to any subsequent adjustments in such Principal Amount made in accordance with the terms of this Note including Section 2.4).
(c)    Mandatory Prepayment in Full. Promptly after the Issuer becomes aware that Seadrill Polaris has received compensation from (i) the sale or other disposition of the West Polaris or (ii) a total loss of the West Polaris, the Issuer shall provide the Holder with a written prepayment notice specifying the amount of such compensation received by the Issuer, the date on which such compensation was received, and the date on which the Issuer will prepay this Note in full (which prepayment date shall be no less than seven (7) Business Days and no more than ten (10) Business Days after the Issuer delivers such prepayment notice). During the period after the Issuer delivers such notice of prepayment to the Holder and prior to the prepayment date specified in such prepayment notice, the Issuer and the Holder shall negotiate in good faith to determine an agreed Principal Amount for this Note to be prepaid on the specified prepayment date. In determining this amount, the parties shall consider (i) the market conditions for day rates in existence at the time of the sale, disposition or loss, (ii) reasonable estimates as to the future market conditions for day rates for rigs comparable to the West Polaris, and (iii) the amount actually received by Seadrill Polaris as compensation. Once the Principal Amount is determined as set forth above, the Issuer shall prepay this Note in full on such specified date by paying on such date an amount equal to the unpaid Principal Amount (determined above), together with all accrued and unpaid interest (calculated in accordance with Section 2.6 as of the date this Note is actually paid in full), and other sums, if any, then owing or accrued under this Note with respect to such principal amount.
Section 2.4    Calculation of Principal Amount.
On the Final Maturity Date (or, if later, the date this Note is paid in full) and immediately prior to giving effect to any payment of this Note required to be made on such date, the Principal Amount shall be calculated as follows:
(a)    For each day during the Determination Period, the Daily Rate Differential, the Economic Utilization, and the Daily Effective Differential shall be determined for such day in accordance with the definitions of such terms.

Exhibit 10.2

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(b)     After the Daily Rate Differential, the Economic Utilization, and the Daily Effective Differential have been calculated for each day during the Determination Period as provided in clause (a) above, the average effective differential (the “Average Effective Differential”) for the Determination Period shall be calculated by dividing (i) the sum of the Daily Effective Differentials for each day during the Determination Period (which sum, for the avoidance of doubt, shall reflect reductions for any such Daily Effective Differential that is a negative number) by (ii) the total number of days occurring during the Determination Period.
(c)    If the Average Effective Differential calculated as provided in clause (b) above is greater than zero, the Total Reduction Amount shall be determined and the Principal Amount of this Note shall be deemed reduced at such time by the Total Reduction Amount (with such reduction deemed effective from the date of this Note). If the Average Effective Differential is less than or equal to zero then the Total Reduction Amount shall be deemed to be zero and the Principal Amount of this Note shall not be reduced.
Section 2.5    Cancellation of Note.
If this Note is fully paid or prepaid, it shall be immediately cancelled.
Section 2.6    Interest.
(a)    The aggregate accrued and unpaid interest on this Note shall be calculated retrospectively on the Final Maturity Date (or, if later, the date on which this Note is paid in full) as follows:
(i)    For each Quarterly Period that occurred during the period that commenced on the date of this Note and ended on the Final Maturity Date (or, if later, the date this Note was actually paid in full), interest shall be deemed to have accrued on the Capitalized Principal Amount deemed in effect on the first day of such Quarterly Period at a rate equal to the sum of (i) the Interest Rate plus (ii) for each day during such Quarterly Period that an Event of Default has occurred and is continuing or during which this Note has been accelerated in accordance with Article VI, the Default Margin, and such accrued interest shall be deemed to be added to such Capitalized Principal Amount on the first day of the next succeeding Quarterly Period, provided that if a partial prepayment of this Note in accordance with Section 2.3(b) shall have occurred during any such Quarterly Period, the calculation of the interest accrued during such Quarterly Period shall be appropriately adjusted for such Quarterly Period to reflect the amount and date of such prepayment.
(ii)    The aggregate amount of interest accrued on this Note shall be the sum of the amounts of accrued interest determined for each Quarterly Period pursuant to clause (i) above.
(b)    All computations of interest shall be made by the Holder on the basis of a year of 360 days.
(c)    Each determination by the Holder of interest amounts hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.
Section 2.7    Payments Generally.
(a)    All payments by the Issuer to the Holder hereunder shall be made to the Holder at the Payment Office in immediately available funds without setoff or counterclaim.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day.
(b)    All payments hereunder shall be made in Dollars. If any sum due from the Issuer under this Note or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the Issuer, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Issuer shall indemnify and hold harmless the Holder from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and

Exhibit 10.2

EXECUTION

(b) the rate or rates of exchange at which the Holder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The obligations to pay the amounts contemplated by this Section 2.7 shall be independent of and in addition to the other obligations of the Issuer hereunder.
Section 2.8    Taxes.
Any and all payments by the Issuer under this Note shall be made free and clear of and without deduction for any and all present or future Taxes. If any Taxes shall be required by law to be deducted from or in respect of any sum payable under this Note to the Holder, then the Issuer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the sum payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Taxes applicable to additional sums payable under this Section) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Holder to accept this Note, the Issuer represents and warrants to the Holder on the date hereof that:
Section 3.1    Corporate Existence; Compliance with Law.
The Issuer and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited partnership, limited liability company, corporate or other power and authority, and the legal right, to own and operate its property and assets, to lease the property and assets it operates as lessee and to conduct the business in which it is currently engaged, and (c) is in compliance with all requirements of applicable law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.2    Power; Authorization; Enforceable Obligations.
(d)    The Issuer has the power and authority, and the legal right, to make, deliver and perform this Note. The Issuer has taken all necessary action to authorize the execution, delivery and performance of this Note.
(e)    No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Issuer in connection with (i) the issuance of this Note, (ii) the execution, delivery, validity or enforceability of this Note, or (iii) the performance of this Note, except, in each case, for routine consents, authorizations, filings and notices required to be made in the ordinary course of business.
(f)    This Note has been duly executed and delivered on behalf of the Issuer.
(g)    This Note constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 3.3    No Legal Bar.
The execution, delivery and performance of this Note by the Issuer and the use of the proceeds of this Note will not violate any applicable law or any material agreement of the Issuer and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any requirement of applicable law or any such agreement.

Exhibit 10.2

EXECUTION

Section 3.4    No Material Litigation.
No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Issuer, threatened by or against the Issuer or any Issuer Affiliate, or against any of its or their respective properties or revenues (a) with respect to this Note or any of the transactions contemplated hereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
Section 3.5    No Default.
No Default or Event of Default has occurred and is continuing.
ARTICLE IV
COVENANTS
Section 4.1    Delivery of Financial Information.
The Issuer will deliver to the Holder such financial or other information in respect of its business and financial status as the Holder may reasonably request including, but not limited to, copies of its unaudited quarterly financial statements and of its audited annual financial statements.
Section 4.2    Notice of Default.
The Issuer shall give notice to the Holder of the occurrence of any Default or Event of Default within five (5) Business Days after the Issuer knows or has reason to know thereof.
Section 4.3    Conduct of Business and Maintenance of Existence, etc.
The Issuer will (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all agreements and requirements of applicable law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
ARTICLE V
EVENTS OF DEFAULT
Section 5.1    Events of Default.
If any of the following events shall occur and be continuing:
(d)    The Issuer shall fail to pay the principal of this Note on the Final Maturity Date or on any other date when it becomes due in accordance with the terms hereof; or the Issuer shall fail to pay any interest on this Note, or any other amount payable hereunder, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(e)    Any representation or warranty made or deemed made by the Issuer herein or by the Guarantor in the Guaranty or that is contained in any certificate, document or financial or other statement furnished by the Issuer or Guarantor at any time under or in connection with this Note or the Guaranty shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
(f)    The Issuer or the Guarantor shall default in the observance or performance of any other agreement contained in this Note or the Guaranty to be performed by it (other than as provided in clause (a) of this Section 5.1), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which an officer

Exhibit 10.2

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of the Issuer or the Guarantor, as applicable, becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Issuer or the Guarantor, as applicable, by the Holder; or
(g)    (i) The Issuer, any Issuer Affiliate, or the Guarantor shall fail to make any payment on any Indebtedness (other than the Obligations) of the Issuer, any such Issuer Affiliate or the Guarantor or on any Guarantee Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and the effect of such failure is to accelerate the maturity of such Indebtedness, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness, (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness or (iv) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
(h)    (i) The Issuer or the Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Issuer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Issuer or the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Issuer or the Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Issuer or the Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Issuer or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, (i) the Principal Amount (calculated in accordance with Section 2.4 as of the date this Note is paid in full), all accrued and unpaid interest (calculated in accordance with Section 2.6 as of the date this Note is paid in full), and all other amounts owing under this Note shall immediately become due and payable, and (B) if such event is any other Event of Default, the Holder may, by notice to the Issuer, declare the Principal Amount (calculated in accordance with Section 2.4 as of the date this Note is paid in full), accrued interest (calculated in accordance with Section 2.6 as of the date this Note is paid in full), and all other amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.
ARTICLE VI
MISCELLANEOUS
Section 6.1    Notices.
All notices, demands, requests, consents and other communications provided for in this Note shall be given in writing, and addressed to the party to be notified as follows:

Exhibit 10.2

EXECUTION

To the Issuer:	Seadrill Operating LP Building 11, 2nd Floor Chiswick Business Park 566 Chiswick High Road London W4 6YS United Kingdom Attn: Mr. Graham Robjohns
To the Holder:	Seadrill Limited Par-la-Ville Place 14 Par-la-Ville Road Hamilton HM08 Bermuda Attn: Georgina Sousa, Secretary

Either party hereto may change its address, telephone number or facsimile number for notices and other communications hereunder by notice to the other party.  All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.
Section 6.2    Waiver; Amendments.
No amendment or waiver of any provision of this Note nor consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Holder and (y) in the case of any other amendment, by the Holder and the Issuer, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 6.3    Expenses; Indemnification.
(c)    The Issuer shall be obligated to pay all out-of-pocket costs and expenses (including, without limitation, but limited to the reasonable fees, charges and disbursements of outside counsel for the Holder) incurred by the Holder in connection with the enforcement or protection of its rights in connection with this Note, including its rights under this Section 6.3, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Note.
(d)    The Issuer shall indemnify each Holder Indemnitee against, and hold each Holder Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Holder Indemnitee) incurred by any Holder Indemnitee or asserted against any Holder Indemnitee by any third party or by the Issuer arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or under this Note or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer, and regardless of whether any Holder Indemnitee is a party thereto, provided that such indemnity shall not, as to any Holder Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Holder Indemnitee or (y) result from a claim brought by the Issuer against any Holder Indemnitee for breach in bad faith of such Holder Indemnitee’s obligations hereunder, if the Issuer has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction.
(e)    The Issuer shall pay, and hold the Holder harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Note, any collateral described herein, or any payments

Exhibit 10.2

EXECUTION

due hereunder, and save the Holder harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
(f)    To the extent permitted by applicable law, each party shall not assert, and hereby waives, any claim against any Holder Indemnitee or the other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Note or any agreement or instrument contemplated hereby, the transactions contemplated therein, or the use of proceeds thereof.
(g)    All amounts due under this Section 6.3 shall be payable promptly after written demand therefor.
Section 6.4    Successors and Assigns.
The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder, and the Holder may not assign or otherwise transfer any of its rights or obligations hereunder or under this Note without the prior written consent of the Issuer.  Any other attempted assignment or transfer by any party hereto shall be null and void.  Nothing in this Note, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, each Holder Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Note.
Section 6.5    Governing Law.
This Note and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 6.6    Survival.
All covenants, agreements, representations and warranties made by the Issuer in this Note and in the certificates or other instruments delivered in connection with or pursuant to this Note shall be considered to have been relied upon by the Holder and shall survive the execution and delivery of this Note.  The provisions of Section 6.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of this Note, or the termination of this Note or any provision hereof.
Section 6.7    Severability.
Any provision of this Note held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 6.8    Acceptance.
By its acceptance of this Note, the Holder agrees to be bound by the terms and provisions of this Note applicable to it.

Exhibit 10.2

EXECUTION

Section 6.9    Maximum Interest.
Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law ("maximum rate"). If the Holder shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the Principal Amount or, if it exceeds such unpaid principal, refunded to the Issuer. In determining whether the interest contracted for, charged or received by the Holder exceeds the maximum rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the day and year first above written.

SEADRILL OPERATING LP, as Issuer By: Seadrill Operating GP LLC, as general partner
By:	_/s/ David S. Sneddon____________________
Name: David S. Sneddon
Title: Chief Accounting Officer

Exhibit A
Form of Guaranty

FORM OF GUARANTY

GUARANTY, dated as of June [__], 2015 (this “Guaranty”), by SEADRILL PARTNERS LLC, a Marshall Islands limited liability company (the “Guarantor”) in favor of SEADRILL LIMITED (the “Holder”).
W I T N E S S E T H:
WHEREAS, Seadrill Operating LP, a Marshall Islands limited partnership (the “Issuer”), has issued a $50 million promissory note, dated the date hereof (as amended, supplemented or otherwise modified from time to time after the date hereof, the “Note”),
WHEREAS, terms defined in the Note and used herein shall have the meanings herein as therein defined unless otherwise defined herein;
WHEREAS, the Note was issued by the Issuer in satisfaction of a portion of the Purchase Price of the Purchased Equity under the PSA (as defined in the Note);
WHEREAS, the Guarantor will receive substantial direct and indirect benefits as a result of the purchase of the Purchased Equity contemplated by the Note; and
WHEREAS, in connection with the issuance of the Note, the Guarantor is required to have executed and delivered this Guaranty for the benefit of the Holder;
NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Guaranty
(a)    The Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or the Note of the Guarantor’s Allocated Portion of all principal, interest (including all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Issuer at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), expenses, indemnities or other amounts required to be paid by Issuer under the Note (the “Obligations”), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Issuer, whether now or hereafter existing, and whether due or to become due. This Guaranty constitutes a guaranty of payment and not of collection.
(b)    The Guarantor further agrees that, if any payment made by the Issuer or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment.
(c)    For purposes of this Guaranty, the “Guarantor’s Allocated Portion” is that percentage of the obligations of the Issuer under this Note equal to the Guarantor’s percentage ownership interest in the Issuer as of the date this Guaranty is called upon by the Holder. Notwithstanding anything to the contrary contained herein, the Guarantor’s liability hereunder shall be limited to the Guarantor’s Allocated Portion of the Obligations and all amounts payable by the Guarantor under Section 15.

Section 2.    Authorization; Other Agreements
The Holder is hereby authorized, without notice to, or demand upon, the Guarantor, which notice and demand requirements are expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder, from time to time, to do each of the following:
(a)    supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of the Note, including any increase or decrease of principal or the rate of interest thereon;
(b)    waive or otherwise consent to noncompliance with any provision of the Note or any other instrument evidencing the Obligations, or any part thereof;
(c)    accept partial payments on the Obligations;
(d)    receive, take and hold security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;
(e)    settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
(f)    add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Issuer or any other guarantor, maker or endorser;
(g)    apply to the Obligations any payment or recovery (x) from the Issuer, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from the Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; or
(h)    refund (to the extent legally obligated to do so) at any time any payment received by the Holder in respect of any Obligation, and payment to the Holder of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded;
even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non‑judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of the Guarantor).
Section 3.    Guaranty Absolute and Unconditional
The Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
(a)    the invalidity or unenforceability of any of the Issuer’ obligations under the Note or any other agreement or instrument relating thereto, or any other guaranty of the Obligations or any part of them;

(b)    the absence of any attempt to collect the Obligations or any part of them from the Issuer or other action to enforce the same;
(c)    the disallowance in any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding (“Bankruptcy Proceeding”) of all or any portion of the Holder’s claim (or claims) for payment of the Obligations;
(d)    any Bankruptcy Proceeding commenced by or against the Issuer, the Guarantor or any of their respective subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
(e)    failure by the Holder to file or enforce a claim against the Issuer or its estate in any Bankruptcy Proceeding;
(f)    any action taken by the Holder if such action is authorized hereby or by the Note;
(g)    any change in the corporate existence, structure, or ownership of the Issuer;
(h)    any defense, set-off or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by the Guarantor or any other person against the Holder;
(i)    any requirement of law affecting any term of the Guarantor’s obligations under this Guaranty; or
(j)    any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
Section 4.    Waivers
The Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Issuer. The Guarantor shall not, until the Obligations are irrevocably paid in full, assert any claim or counterclaim it may have against the Issuer or set off any of its obligations to the Issuer against any obligations of the Issuer to it.
Section 5.    Reliance
The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Issuer and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that the Holder shall not have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.
Section 6.    Waiver of Subrogation and Contribution Rights
Until the Obligations have been irrevocably paid in full, the Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Holder or any part of them against the Issuer or any right of reimbursement or contribution or similar right against the Issuer by reason of this Guaranty or by any payment made by the Guarantor in respect of the Obligations.
Section 7.    Default; Remedies
The obligations of the Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default, the Holder may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Issuer or any other guarantor of the Obligations, or joining the Issuer or any other guarantor in any proceeding against the Guarantor.
Section 8.    Irrevocability
This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of the Guarantor or its successors or assigns, and at the cost and expense of the Guarantor or its successors or assigns, the Holder shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.
Section 9.    No Marshalling
The Guarantor consents and agrees that neither the Holder nor any Person acting for or on behalf of the Holder shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations.
Section 10.    Representations and Warranties
(a)    Corporate Existence; Compliance with Law. The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)    Power; Authorization; Execution. The Guarantor has the power and authority, and the legal right, to make, deliver and perform this Guaranty. The Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered on behalf of the Issuer.
(c)    No Consents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by the Issuer in connection with (i) the execution, delivery, validity or enforceability of this Guaranty, or (iii) the performance of this Guaranty, except, in each case, for routine consents, authorizations, filings and notices required to be made in the ordinary course of business.
(d)    Enforceability. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(e)    No Legal Bar. The execution, delivery and performance of this Guaranty by the Guarantor will not violate any applicable law or any material agreement of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any requirement of applicable law or any such agreement.
Section 11.    Enforcement; Waivers; Amendments
(a)    No delay on the part of the Holder in the exercise of any right or remedy arising under this Guaranty or the Note or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof.
(b)    None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except with the prior written consent of the Holder and the Guarantor.
Section 12.    Successors and Assigns

This Guaranty shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Holder and its successors and assigns; all references herein to the Issuer and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Issuer shall include, without limitation, their respective receivers, trustees and debtors‑in‑possession. All references to the singular shall be deemed to include the plural where the context so requires.
Section 13.    Governing Law
This Guaranty, the rights and obligations of the parties hereto and all claims and causes of action arising out of this Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 14.    Notices
All notices, demands, requests, consents and other communications provided for in this Note shall be given in writing, and addressed to the party to be notified as follows:

To the Guarantor:	Seadrill Partners LLC Building 11, 2nd Floor Chiswick Business Park 566 Chiswick High Road London W4 6YS United Kingdom Attn: Mr. Graham Robjohns
To the Holder:	Seadrill Limited Par-la-Ville Place 14 Par-la-Ville Road Hamilton HM08 Bermuda Attn: Georgina Sousa, Secretary

Either party hereto may change its address, telephone number or facsimile number for notices and other communications hereunder by notice to the other party.  All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.
Section 15.    Severability
Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
Section 16.    Costs and Expenses
The Guarantor agrees to pay or reimburse the Holder upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Holder in enforcing this Guaranty against the Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

Section 17.    Entire Agreement
This Guaranty, taken together with all of the other documents executed and delivered by the Guarantor in connection with the Note, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
Section 18.    Counterparts
This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.
SEADRILL PARTNERS LLC

By:	Name: Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:
SEADRILL LIMITED
By:
Name:
Title: